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                                                                      EXHIBIT 21


                       LIST OF SUBSIDIARIES OF THE COMPANY

Brooktrout Holdings, Inc.                                             Delaware                  100%
  Brooktrout Technology, Inc.                                         Delaware                  100%
  Netaccess, Inc.                                                     Delaware                  100%
  Brooktrout Business Trust                                           Massachusetts             100%
    Brooktrout Software, Inc.                                         Delaware                  100%
  Brooktrout Technology Foreign Sales Corporation                     Virgin Islands            100%
  Brooktrout Securities Corporation                                   Massachusetts             100%
Brooktrout Technology Europe, LTD.                                    Massachusetts             100%
Brooktrout Technology (Europe) Limited                                United Kingdom            100%
Interspeed, Inc.                                                      Delaware                   56%
Pelago Networks, Inc.                                                 Delaware                   28%